As filed with the Securities and Exchange Commission on February 14, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GETAROUND, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	86-3122877
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Green Street San Francisco, California	94111
(Address of Principal Executive Offices)	(ZIP Code)

Getaround, Inc. 2022 Equity Incentive Plan

Getaround, Inc. 2022 Employee Stock Purchase Plan

Getaround, Inc. Amended and Restated 2010 Stock Plan

(Full Title of the Plans)

Sam Zaid

Chairman and Chief Executive Office

55 Green Street

San Francisco, California 94111

(Name and Address of Agent for Service)

(415) 295-5725

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William L. Hughes, Esq. Niki Fang, Esq. Orrick, Herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105 (415) 773-5700	Spencer D. Jackson, Esq. General Counsel Getaround, Inc. 55 Green Street San Francisco, California 94111 (415) 295-5725

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) of Getaround, Inc, (the “Registrant”) covers the registration of (i) 24,224,687 shares of common stock, par value $0.0001 per share (“common stock”), of the Registrant reserved for issuance pursuant to the Getaround, Inc. 2022 Equity Incentive Plan (the “EIP”), which is comprised of 13,224,687 shares of common stock reserved for issuance pursuant to awards that may be granted under the EIP (such portion of the share reserve the result of an initial reserve of 8,620,389 shares, plus 4,604,298 shares of common stock reserved for issuance resulting from an automatic annual increase on January 1, 2023 pursuant to the terms of the EIP), and 11,000,000 shares of common stock reserved for issuance as incentive earnout shares under the EIP upon satisfaction of certain stock price performance conditions set forth in the Agreement and Plan of Merger, dated as of May 11, 2022 (as amended, the “Merger Agreement”), by and among the Registrant, TMPST Merger Sub I Inc., TMPST Merger Sub II LLC and Getaround, Inc., a Delaware corporation (the transactions contemplated by the Merger Agreement, collectively, the “Business Combination”); (ii) 2,762,578 shares of common stock reserved for issuance under the Getaround, Inc. 2022 Employee Stock Purchase Plan (such plan, the “ESPP,” and such share reserve the result of an initial reserve of 1,841,719 shares, plus 920,859 shares of common stock reserved for issuance resulting from an automatic annual increase on January 1, 2023 pursuant to the terms of the ESPP); and (iii) 8,611,398 shares of common stock that may be issued pursuant to outstanding awards granted under the Getaround, Inc. Amended and Restated 2010 Stock Plan (the “2010 Plan”) and assumed by the Registrant in connection with the Business Combination.

This Registration Statement includes a prospectus (the “Reoffer Prospectus”) prepared in accordance with General Instruction C of Form S-8. This Reoffer Prospectus may be used for the reoffer and resale of shares of common stock on a continuous or delayed basis that may be deemed to be “control securities” under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, that are issuable to the selling stockholders identified in the Reoffer Prospectus (the “Selling Stockholders”). The 1,542,338 shares of common stock covered by the Reoffer Prospectus represent shares issuable to the Selling Stockholders in respect of awards granted to the Selling Stockholders under the 2010 Plan prior to the consummation of the Business Combination. The inclusion of such shares in the Reoffer Prospectus does not necessarily represent a present intention by any of the Selling Stockholders to sell any or all such shares of common stock. As specified in General Instruction C of Form S-8, the number of shares of common stock to be reoffered or resold by means of the Reoffer Prospectus by each Selling Stockholder, and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling shares of common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to the participants as required by Rule 428(b)(1) under the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “SEC”), either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Getaround, Inc.

1,542,338 Shares of Common Stock

This reoffer prospectus (this “prospectus”) relates to the offer and sale from time to time by the selling stockholders named in this prospectus (the “Selling Stockholders”), or their permitted transferees, of up to 1,542,338 shares of common stock, par value $0.0001 per share (“common stock”), of Getaround, Inc. (unless otherwise indicated or the context otherwise requires, “Getaround,” the “Company,” “we,” “our” or “us”), a Delaware corporation. This prospectus covers shares of common stock that are issuable to the Selling Stockholders in respect of awards granted to the Selling Stockholders under the Getaround, Inc. Amended and Restated 2010 Stock Plan (the “2010 Plan”) which awards were assumed by us in connection with the closing on December 8, 2022 (the “Closing Date”), of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 11, 2022 (as amended, the “Merger Agreement”), by and among the Company, TMPST Merger Sub I Inc., TMPST Merger Sub II LLC and Getaround, Inc., a Delaware corporation (the transactions contemplated by the Merger Agreement, collectively, the “Business Combination”). We are not offering any shares of common stock and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.

Subject to the satisfaction of any conditions to vesting of the shares of common stock offered by this prospectus pursuant to the terms of the 2010 Plan and the relevant award agreements, and upon expiration of the lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. If underwriters or dealers are used to sell the shares, we will name them and describe their compensation in a prospectus supplement. The common stock may be sold in one or more transactions at fixed prices, prevailing market prices at the time of sale, prices related to the prevailing market prices, varying prices determined at the time of sale or negotiated prices. We do not know when or in what amount the Selling Stockholders may offer the shares for sale. The Selling Stockholders may sell any, all or none of the shares offered by this prospectus. See “Plan of Distribution” beginning on page 6 for more information about how the Selling Stockholders may sell or dispose of the shares of common stock covered by this prospectus. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

The Selling Stockholders are certain of our executive officers and directors, each of whom may be considered an “affiliate” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) of the Company. Shares of common stock that are issuable to the Selling Stockholders in respect of awards granted to the Selling Stockholders under the 2010 Plan will be “control securities” under the Securities Act before their sale under this prospectus. This prospectus has been prepared for the purposes of registering the shares of common stock under the Securities Act to allow for future sales by the Selling Stockholders on a continuous or delayed basis to the public without restriction. The number of shares of common stock to be offered or resold by means of this prospectus by each Selling Stockholder, and any other person with whom such Selling Stockholder is acting in concert for the purpose of selling shares of common stock, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “GETR”. On February 13, 2023, the closing price of our common stock was $0.65 per share.

We are an “emerging growth company,” as defined Jumpstart Our Business Startups Act of 2012, and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 3 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 14, 2023.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with information that is different. Neither we nor the Selling Stockholders are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: Neither we nor the Selling Stockholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

This prospectus contains important information you should know before investing, including important information about us and the securities being offered. You should carefully read this prospectus, as well as the additional information contained in the documents described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus, and in particular the periodic and current reporting documents we file with the Securities and Exchange Commission (the “SEC”). We have not authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it.

You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and future growth prospects may have changed since that date.

We and our subsidiaries own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business, including “Getaround,” “Getaround Connect” and “Connect.” In addition, our names, logos and website names and addresses are our trademarks or service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols.

Unless the context otherwise indicates, references in this prospectus to the terms “Getaround,” the “Company,” “we,” “our” and “us” refer to Getaround, Inc., a Delaware corporation, and its consolidated subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus and any accompanying prospectus supplement may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

•	our ability to realize the expected benefits of the Business Combination;

•	our ability to maintain the listing of our securities on NYSE;

•	our financial and business performance, including our financial projections and business metrics;

•	our market opportunity;

•	changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;

•	the implementation and effects of our restructuring plan;

•	expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•	our ability to retain or recruit officers, key employees and directors;

•	the impact of the regulatory environment and complexities with compliance related to such environment;

•	our ability to grow market share in our existing markets or any new markets we may enter through sales and marketing investments or otherwise;

•	our ability to improve unit economics and increase the number, variety and density of supply of cars across our marketplace;

•	our ability to maintain and enhance our platform, marketplace and brand, and to attract hosts and guests;

•	the expected costs associated with our research and development initiatives, including investments in technology and product development;

•	our ability to maintain and enhance our value proposition to hosts and guests;

•	our strategy for cultivating a Powerhost “flywheel” within our marketplace;

•

our ability to fulfill our mission, including achieving our goals of reducing pollution and emissions, creating income-generating opportunities available to underrepresented communities and facilitating mobility alternatives;

•	our ability to manage, develop and refine our platform, including our dynamic pricing and contactless experience;

•	our ability to grow our supply of connected cars through our OEM and other strategic relationships with third parties;

•	the ongoing impact of the COVID-19 pandemic on our business and results of operations despite recent easing of these impacts;

•	our ability to access sources of capital to finance operations and growth; and

•	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this prospectus and any accompanying prospectus supplement speak only as of the date of this prospectus and the accompanying prospectus supplement. Except to the extent required under the federal securities laws and rules and regulations of the SEC, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the SEC. We have provided to you in this prospectus a general description of the Selling Stockholders and the distribution of the shares of common stock. To the extent there is a conflict between the information contained in this prospectus and any of our subsequent filings with the SEC, the information in the document having the later date shall modify or supersede the earlier statement.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus forms a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website or at our website as described under the heading “Where You Can Find More Information” in this prospectus.

Overview

Getaround is a global carsharing marketplace, powered by proprietary technology designed to make sharing cars simple, digital, on-demand, and automated. We reimagined the traditional car ownership model by empowering consumers, whom we refer to as our guests, to instantly and conveniently access safe, affordable and desirable cars they need while providing earnings potential to car owners who supply them, whom we refer to as our hosts. Our marketplace is designed to allow for a fully digital and contactless experience, without guests needing to wait in line at a car rental facility, manually fill out any paperwork, or meet anyone in person to exchange keys. Since launching in 2011, we have been focused on building and innovating our digital carsharing marketplace in the United States and internationally. As of September 30, 2022, our platform supports approximately 1.7 million unique guests and has approximately 72,000 active cars in more than 1,000 cities across 8 countries worldwide, including in the United States and across Europe.

We believe booking and sharing cars should be a frictionless and hassle-free experience. Our proprietary cloud-based platform, which we call the Getaround Connect Cloud Platform, creates a digital experience that makes it easy for guests to find cars nearby, and for hosts to share their cars with guests, in both high and low population-density geographies. To date, we have facilitated approximately 6.5 million carsharing trips and our hosts have earned more than $390 million via our marketplace, leading the digital transformation of carsharing with 20 times as many connected cars on our network as compared to our closest competitor as of 2021, according to our estimates.

We have established a broad network of loyal hosts and guests on our platform. Hosts benefit from low entry costs, digital fleet management, and dynamic pricing algorithms and optimization informed through data analytics. Guests benefit from an easy-to-use platform, the ability 24/7 to book cars located nearby by the hour or day, and a contactless booking, pickup and return experience, eliminating the need for in-person interaction. We leverage our powerful technology platform, our scaled network, and the rich data captured from trips to derive insights and to innovate in order to provide hosts and guests an offering that we believe is superior.

Corporate Information

Our principal executive offices are located at 55 Green Street, San Francisco, California 94111. Our telephone number is (415) 295-5725. Our website address is getaround.com. Information contained on, or accessible through, our website does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

The Offering

This prospectus relates to the offer and sale from time to time by the Selling Stockholders, or their permitted transferees, of up to 1,542,338 shares of common stock. Subject to the satisfaction of any conditions to vesting of the shares of common stock offered hereby pursuant to the terms of the 2010 Plan and the relevant award agreements, and upon expiration of the lock-up agreements described herein, the Selling Stockholders may from time to time sell, transfer or otherwise dispose of any or all of the shares of common stock covered by this prospectus through underwriters or dealers, directly to purchasers (or a single purchaser) or through broker-dealers or agents. We will not receive any proceeds from the sale of common stock by the Selling Stockholders. The Selling Stockholders will bear all sales commissions and similar expenses. We will bear all expenses of registration incurred in connection with this offering, including any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described under the heading “Risk Factors” in our Registration Statement on Form S-1 (File No.  333-269571), filed with the SEC on February 3, 2023, and under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto, which are incorporated by reference into this prospectus in their entirety, together with all of the other information appearing in or incorporated by reference into this prospectus, before making an investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” Our business, results of operations, financial condition, and prospects could be harmed by any of these risks, as well as other risks not presently known to us or that we currently believe are not material. If any of these risks actually occur, our business, results of operations, financial condition, and prospects could be materially and adversely affected. Unless otherwise indicated, references in these risk factors to our business being harmed will include harm to our business, reputation, brand, financial condition, results of operations, and prospects. In such event, the market price of our securities could decline, and you could lose all or part of your investment. The risks we have described also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

DETERMINATION OF OFFERING PRICE

The Selling Stockholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices or at privately negotiated prices. See “Plan of Distribution” below for more information.

USE OF PROCEEDS

The shares of common stock offered hereby are being registered for the account of the Selling Stockholders named in this prospectus. All proceeds from the sales of the common stock will go to the Selling Stockholders and we will not receive any proceeds from the resale of the common stock by the Selling Stockholders.

SELLING STOCKHOLDERS

The shares of common stock offered by the Selling Stockholders hereunder represent shares issuable to the Selling Stockholders in respect of awards granted to the Selling Stockholders under the 2010 Plan prior to the consummation of the Business Combination. When we refer to the “Selling Stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Stockholders’ interest in the common stock other than through a public sale.

The following table sets forth information with respect to the Selling Stockholders and the shares of our common stock beneficially owned by the Selling Stockholders as of February 10, 2023. The percentage of beneficial ownership is calculated based on 92,085,970 shares of our common stock outstanding as of that date.

Because each Selling Stockholder may dispose of all, none or some portion of their shares, no estimate can be given as to the number of shares that will be beneficially owned by a Selling Stockholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be beneficially owned by the Selling Stockholders and further assumed that the Selling Stockholders will not acquire beneficial ownership of any additional shares during the offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of their shares after the date on which they provided us with information regarding their shares.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws. Unless otherwise indicated below, the address of each Selling Stockholder listed in the table below is c/o Getaround, Inc., 55 Green Street, San Francisco, California 94111.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Stockholders’ method of distributing these securities.

			Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Common Stock Beneficially Owned Prior to this Offering(1)	Common Stock Offered for Resale in this Offering	Number	Percentage(2)
Tom Alderman(3)	307,728	288,228	19,500		*
Sy Fahimi(4)	756,140	720,569	35,571		*
Spencer Jackson(5)	414,126	373,415	40,711		*
Jeffrey Russakow(6)	170,357	160,126	10,231		*

*	Represents beneficial ownership of less than one percent.
(1)

The number of shares of common stock reflects all shares of common stock issuable to the Selling Stockholder in respect of awards granted to the Selling Stockholder under the 2010 Plan prior to the consummation of the Business Combination, including those that will vest more than 60 days after February 10, 2023.

(2)	Based upon 92,085,970 shares of common stock outstanding as of February 10, 2023.
(3)	Consists of 19,500 shares of common stock and 288,228 shares of common stock issuable pursuant to stock options granted under the 2010 Plan. Mr. Alderman is our Chief Financial Officer.
(4)	Consists of 35,571 shares of common stock and 720,569 shares of common stock issuable pursuant to stock options granted under the 2010 Plan. Mr. Fahimi is our Chief Operating Officer.
(5)	Consists of 40,711 shares of common stock and 373,415 shares of common stock issuable pursuant to stock options granted under the 2010 Plan. Mr. Jackson is our General Counsel and Secretary.

(6)

Consists of 10,231 shares of common stock and 160,126 shares of common stock issuable pursuant to restricted stock units granted under the 2010 Plan. Dr. Russakow is a member of our board of directors.

Lock-Up Restrictions

In connection with the consummation of the Business Combination, the Selling Stockholders entered into lock-up agreements with us with respect to certain shares of our common stock and shares underlying certain equity awards held by such Selling Stockholders, including the shares of common stock covered by this prospectus. In particular, these shares are subject to transfer restrictions (i) with respect to 50% of such shares, for a period ending on the earlier of June 6, 2023 (the date that is 180 days after the Closing Date), and the date on which the closing price of the common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period following the consummation of the Business Combination and (ii) with respect to the remaining 50% of such shares, for a period ending on June 6, 2023 (the date that is 180 days after the Closing Date), or earlier if, subsequent to the Closing Date, we consummate a liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

PLAN OF DISTRIBUTION

The Selling Stockholders may offer and sell, from time to time, their respective shares of common stock covered by this prospectus. For purposes of this section, the term “Selling Stockholders” includes donees, pledgees, transferees, distributees or other successors-in-interest selling shares of common stock or interests in common stock received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The Selling Stockholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of NYSE;

•

through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their shares on the basis of parameters described in such trading plans;

•	settlement of short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transaction, whether through an options exchange or otherwise

•	through loans or pledges, including to a broker-dealer or an affiliate thereof;

•	delayed delivery arrangements;

•	to or through underwriters or agents;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions; and

•	through a combination of any of the above methods of sale, as described below, or any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with Selling Stockholders. The Selling Stockholders may also sell the shares short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A Selling Stockholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell shares covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use shares pledged by any Selling Stockholder or borrowed from any Selling Stockholder or others to settle those sales or to close out any related open borrowings of stock, and may use shares received from any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Stockholder may otherwise loan or pledge shares to a financial institution or other third party that in turn may sell the shares short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the shares covered by this prospectus, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

Certain agents, underwriters and dealers, and their associates and affiliates, may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates and/or the Selling Stockholders or one or more of its respective affiliates in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Orrick, Herrington & Sutcliffe LLP, San Francisco, California.

EXPERTS

The consolidated financial statements of Getaround, Inc. as of December 31, 2021 and 2020 and for the years then ended incorporated by reference in this prospectus have been so included in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, which is incorporated by reference into this prospectus, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding Getaround, Inc.’s ability to continue as a going concern.

The financial statements of InterPrivate II Acquisition Corp. as of and for the year ended December 31, 2021 incorporated by reference in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of InterPrivate II Acquisition Corp. to continue as a going concern as described in Note 2 to the financial statements), which is incorporated by reference into this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-8 under the Securities Act with respect to the shares of common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and our common stock, reference is made to the registration statement and the exhibits and any schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we are required to file reports, proxy statements and other information with the SEC. These reports, proxy statements, and other information are available for inspection and copying at the SEC’s website referred to above. We also maintain a website at getaround.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC; provided, however, that, except as noted below, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with the rules of the SEC. These documents contain important information about us and our financial condition.

•

Our proxy statement/prospectus relating to the registration statement on Form S-4 (File No.  333-266054), filed with the SEC under Rule 424(b) under the Securities Act on November 16, 2022, which contains the audited financial statements of the Company for the latest fiscal year for which such statements have been filed;

•

Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September 30, 2022, filed with the SEC on May  19, 2022, August  22, 2022, and November 15, 2022, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on May  11, 2022 (excluding Item 7.01 and the related exhibits), May  13, 2022, November  23, 2022, November  30, 2022, December  1, 2022, December  8, 2022 (excluding Item 7.01), December  14, 2022 (excluding Item 7.01 and the related exhibit), February  1, 2023 (excluding Item 7.01 and the related exhibit), and February 2, 2023 (excluding Item 7.01 and the related exhibits); and

•

The description of our common stock contained in the registration statement on Form S-1 (File No.  333-269571), filed with the SEC on February 3, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents, except that information furnished to the SEC under Item 2.02 or Item 7.01 in Current Reports on Form 8-K, and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this prospectus.

For purposes of this prospectus, any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any and all of the documents which are incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to those documents unless such exhibits are specifically incorporated by reference in such documents). You may request a copy of these documents by writing or telephoning us at:

Getaround, Inc.

55 Green Street

San Francisco, California 94111

(415) 295-5725

Attn: Investor Relations

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated herein by reference:

(a)

The Registrant’s proxy statement/prospectus relating to the registration statement on Form S-4 (File No.  333-266054), filed with the SEC under Rule 424(b) under the Securities Act on November 16, 2022, which contains the audited financial statements of the Registrant for the latest fiscal year for which such statements have been filed;

(b)

The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022, and September  30, 2022, filed with the SEC on May  19, 2022, August  22, 2022, and November 15, 2022, respectively;

(c)

The Registrant’s Current Reports on Form 8-K filed with the SEC on May  11, 2022 (excluding Item 7.01 and the related exhibits), May  13, 2022, November  23, 2022, November  30, 2022, December  1, 2022, December  8, 2022 (excluding Item 7.01), December  14, 2022 (excluding Item 7.01 and the related exhibit), February  1, 2023 (excluding Item 7.01 and the related exhibit), and February 2, 2023 (excluding Item 7.01 and the related exhibits); and

(d)

The description of the Registrant’s common stock contained in the registration statement on Form S-1 (File No.  333-269571), filed with the SEC on February 3, 2023, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any documents or portions of such documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K and any exhibits included with such Items), on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in general, that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws together provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s amended and restated certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into, and expects to continue to enter into, indemnification agreements with each of its directors and executive officers. These agreements provide that the Registrant will indemnify each of its directors and such officers to the fullest extent permitted by law.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits

(a)    Exhibits.

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on December 14, 2022).

4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on December 14, 2022).

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.

23.1	Consent of Marcum LLP, independent registered accounting firm for InterPrivate II Acquisition Corp.

23.2	Consent of BDO USA LLP, independent registered accounting firm for Getaround, Inc.

23.3	Consent of Orrick, Herrington & Sutcliffe LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Getaround, Inc. Amended and Restated 2010 Stock Plan, and forms of award agreements thereunder (incorporated by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form S-4 (File No. 333-266054), filed with the SEC on July 8, 2022).

99.2	Getaround, Inc. 2022 Equity Incentive Plan and related forms of award agreements (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on December 14, 2022).

99.3	Getaround, Inc. 2022 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on December 14, 2022).

107	Filing Fee Table

Item 9. Undertakings.

a.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by such paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

c.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on February 14, 2023.

Getaround, Inc.

By:	/s/ Sam Zaid
Name:	Sam Zaid
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Sam Zaid, Tom Alderman and Spencer Jackson, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sam Zaid	Chairman and Chief Executive Officer	February 14, 2023
Sam Zaid	(Principal Executive Officer)

/s/ Tom Alderman	Chief Financial Officer	February 14, 2023
Tom Alderman	(Principal Financial and Accounting Officer)

/s/ Bruno Bowden	Director	February 14, 2023
Bruno Bowden

/s/ Ahmed M. Fattouh	Director	February 14, 2023
Ahmed M. Fattouh

/s/ Ravi Narula	Director	February 14, 2023
Ravi Narula

/s/ Jeffrey Russakow	Director	February 14, 2023
Jeffrey Russakow

/s/ Neil S. Suslak	Director	February 14, 2023
Neil S. Suslak